EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated combined financial information and the explanatory notes have been prepared using the acquisition method of accounting, giving effect to NBT Bancorp Inc.’s (“NBT”) merger with Alliance Financial Corporation (“Alliance”) on March 8, 2013. The unaudited pro forma condensed consolidated combined balance sheets presents how the combined balance sheets of NBT and Alliance may have appeared had the companies actually been combined as of December 31, 2012. The unaudited pro forma condensed consolidated combined income statements are presented as if the merger was completed on January 1, 2012.

The unaudited pro forma condensed consolidated combined financial information is based upon historical financial statements of NBT and Alliance and on publicly available information and certain assumptions that NBT believes is reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

The unaudited pro forma business combination adjustments for the merger include the business combination adjustments NBT recorded in accounting for the acquisition based upon the fair value of the assets acquired and the liabilities assumed. The fair value estimates of loans, other assets and other liabilities are preliminary and are subject to adjustment but actual amounts are not expected to differ materially from the amounts presented in these Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

NBT anticipates the merger with Alliance will provide the combined company with financial benefits that include reduced operating expenses, although no assurances can be given that such benefits will actually be realized. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, an accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at January 1, 2012, nor are they necessarily indicative of the combined companies’ future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of NBT and Alliance.

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheets

As of December 31, 2012

	Historical
(In thousands)	NBT	Alliance	Pro Forma Before Adjustments	Merger Pro Forma Adjustments		Pro Forma Combined

Assets
Cash and due from banks	$157,094	$33,673	$190,767	(14,636	)(1)	$176,131
Short-term interest bearing accounts	6,574	—	6,574	—		6,574
Securities available for sale, at fair value	1,147,999	329,326	1,477,325	(1,885	)(2)	1,475,440
Securities held to maturity (fair value $61,535 and $7,167)	60,563	7,167	67,730	—		67,730
Trading securities	3,918	—	3,918	—		3,918
Federal Reserve and Federal Home Loan Bank stock	29,920	7,987	37,907	—		37,907
Loans and leases	4,277,616	930,227	5,207,843	(8,882	)(3)	5,198,961
Less allowance for loan and lease losses	69,334	8,571	77,905	(8,571	)(3)	69,334

Net loans and leases	4,208,282	921,656	5,129,938	(311)		5,129,627
Premises and equipment, net	77,875	15,281	93,156	(3,786	)(4)	89,370
Goodwill	152,373	30,844	183,217	81,381	(5)	264,598
Intangible assets, net	16,962	6,827	23,789	6,334	(6)	30,123
Bank owned life insurance	80,702	30,175	110,877	—		110,877
Other assets	99,997	23,421	123,418	(2,603	)(5)	120,815

Total assets	$6,042,259	$1,406,357	$7,448,616	65,494		$7,513,110

Liabilities
Demand (noninterest bearing)	$1,242,712	$230,555	$1,473,267	—		$1,473,267
Savings, NOW, and money market	2,558,376	627,964	3,186,340	—		3,186,340
Time	983,261	236,474	1,219,735	780	(7)	1,220,515

Total deposits	4,784,349	1,094,993	5,879,342	780		5,880,122
Short-term borrowings	162,941	21,169	184,110	—		184,110
Long-term debt	367,492	100,000	467,492	4,927	(8)	472,419
Trust preferred debentures	75,422	25,774	101,196	—		101,196
Other liabilities	69,782	17,476	87,258	982	(5)	88,240

Total liabilities	5,459,986	1,259,412	6,719,398	6,689		6,726,087

Stockholders’ equity
Preferred stock	—	—	—	—		—
Common stock	393	5,104	5,497	(5,001)		496
Additional paid-in-capital	346,692	47,932	394,624	177,130		571,754
Retained earnings	357,558	103,041	460,599	(117,093)		343,506
Accumulated other comprehensive loss	(5,880)	3,418	(2,462)	(4,002)		(6,464)
Common stock in treasury, at cost	(116,490)	(12,550)	(129,040)	6,771		(122,269)

Total stockholders’ equity	582,273	146,945	729,218	57,805	(9)	787,023

Total liabilities and stockholders’ equity	$6,042,259	$1,406,357	$7,448,616	$65,494		$7,513,110

Unaudited Pro Forma Condensed Consolidated Combined Income Statements

Twelve Months Ended December 31, 2012 (In thousands, except per share data)

	Historical
	NBT	Alliance	Pro Forma Before Adjustments	Merger Pro Forma Adjustments	Note	Pro Forma Combined

Interest, fee, and dividend income
Interest and fees on loans and leases	$208,458	$38,772	$247,230	$2,015	(10)	$249,245
Securities available for sale	27,005	9,343	36,348	(2,449)	(11)	33,899
Securities held to maturity	2,378	—	2,378	—		2,378
Other	1,556	136	1,692	—		1,692

Total interest, fee, and dividend income	$239,397	$48,251	$287,648	$(434)		$287,214

Interest expense
Deposits	$18,848	$4,852	$23,700	$(542)	(12)	$23,158
Short-term borrowings	188	20	208	—		208
Long-term debt	14,428	3,256	17,683	(360)	(13)	17,323
Trust preferred debentures	1,730	677	2,408	—		2,408

Total interest expense	35,194	8,805	43,999	(902)		43,097

Net interest income	204,203	39,446	243,649	468		244,117
Provision for loan and lease losses	20,269	(300)	19,969	—		19,969

Net interest income after provision for loan and lease losses	$183,934	$39,746	$223,680	$468		$224,148

Noninterest income
Insurance and other financial services revenue	$22,387	$—	$22,387	$—		$22,387
Service charges on deposit accounts	18,225	4,277	22,502	—		22,502
ATM and debit card fees	12,358	2,772	15,130	—		15,130
Retirement plan administration fees	10,097	—	10,097	—		10,097
Trust	9,172	7,603	16,775	—		16,775
Bank owned life insurance	3,077	1,258	4,335	—		4,335
Net securities gains	599	—	599	—		599
Other	11,412	2,941	14,353	—		14,353

Total noninterest income	$87,327	$18,851	$106,178	$—	(14)	$106,178

Noninterest expense			—
Salaries and employee benefits	$104,815	$22,955	$127,770	$—		$127,770
Occupancy	17,415	3,710	21,125	—		21,125
Data processing and communications	13,437	2,690	16,127	—		16,127
Professional fees and outside services	10,463	2,351	12,814	—		12,814
Equipment	9,627	1,289	10,916	—		10,916
Office supplies and postage	6,489	1,182	7,671	—		7,671
FDIC expenses	3,832	866	4,698	—		4,698
Advertising	2,889	772	3,661	—		3,661
Amortization of intangible assets	3,394	867	4,261	1,995	(15)	6,256
Loan collection and other real estate owned	2,560	527	3,087	—		3,087
Merger related expenses	2,608	3,369	5,977	(4,382)	(16)	1,595
Other	16,358	5,864	22,222	—		22,222

Total noninterest expense	$193,887	$46,442	$240,329	$(2,387)	(17)	$237,942

Income before income tax expense	77,374	12,155	89,529	2,855		92,384
Income tax expense	22,816	2,967	25,783	1,131	(18)	26,914

Net income	$54,558	$9,188	$63,746	$1,724		$65,470

Earnings per share
Basic	$1.63					$1.50
Diluted	$1.62					$1.49
Weighted average basic shares outstanding	33,379			10,329		43,708
Weighted average diluted shares outstanding	33,719			10,329		44,048

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

On March 8, 2013, NBT completed the previously announced acquisition of the assets and the assumption of the liabilities of Alliance pursuant to the merger agreement dated October 12, 2012. In the Alliance acquisition, NBT acquired approximately $107.5 million in net assets and the net consideration paid was $219.8 million. Assuming the transaction was completed on December 31, 2012 the net common stock consideration paid was $221.3 million.

The unaudited pro forma condensed combined financial information related to the merger includes the unaudited pro forma condensed combined statements of financial condition as of December 31, 2012, which assumes that the merger was completed on December 31, 2012. The unaudited pro forma condensed combined income statements for the year ended December 31, 2012 were prepared assuming that the merger was completed January 1, 2012. The historical financial statements of Alliance assets acquired and liabilities assumed have been adjusted to reflect reporting reclassifications necessary to conform to the presentation of the historical financial statements of NBT. The unaudited pro forma condensed consolidated combined financial information reflects the application of accounting principles generally accepted in the United States of America (U.S. GAAP) as of and for the year ended December 31, 2012. The adoption of new or changes to existing U.S. GAAP subsequent to the unaudited condensed consolidated combined pro forma financial statement date may result in changes to the presentation of the unaudited pro forma condensed combined financial information, if material.

The unaudited pro forma condensed consolidated combined financial information includes the business combination adjustments of Alliance recorded by NBT in its accounting for the acquisition on March 8, 2013 based upon the fair value of tangible and identifiable intangible assets and liabilities of Alliance as of the closing date.

The pro forma basic and diluted potential common shares were calculated using the actual weighted-average shares outstanding for NBT for the year ended December 31, 2012, plus the incremental shares issued on the acquisition closing date, assuming the transaction occurred on January 1, 2012.

The unaudited pro forma condensed consolidated combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the acquisition been completed at the beginning of the applicable period presented, nor is indicative of the results of operations in future periods or the future financial position of the combined company.

2.	Merger Acquisition and Integration Costs

The historical financial results of NBT include merger and acquisition integration costs of $3.6 million related to the Alliance merger, which includes legal fees, other professional fees, systems conversion costs and costs related to communications with customers and others. NBT expects to incur a total of $15 million in merger and acquisition integration expenses in connection with the Alliance merger which are not reflected in the pro forma basis.

3.	Estimated Annual Costs Savings

NBT expects to realize cost savings of approximately 35% of Alliance’s operating expenses following the merger. These costs savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

4.	Pro Forma Adjustments
1)	The adjustment results from the assumption that the cash and cash equivalents will be used to pay for one-time merger and integration expenses of approximately $15 million which will be expensed against income. For purposes of the pro forma presentation, these costs are assumed to be paid out in cash by NBT at the date of the merger and are not tax deductible. However, several of these costs may not actually be paid out in cash and would be accrued for or paid by Alliance. The deductibility of such costs will be finalized and determined subsequent to the completion of the merger.
2)	Represents the retirement of Alliance shares owned by NBT.
3)	Represents the reversal of net deferred loan costs of $4.7 million and the estimated fair value adjustments to loans, which includes a $15.5 million discount for estimated lifetime credit losses and an $11.3 million premium for market rate differential. Accordingly, the existing Alliance allowance for loan and lease losses have not been carried over.
4)	Represents the estimated fair value adjustment to premises and equipment.
5)	Represents adjustments to goodwill resulting from recording the assets and liabilities of Alliance at fair value. The fair value adjustments of loans, other assets and other liabilities are preliminary estimates and are subject to adjustment but actual amounts are not expected to differ materially from those shown.

(In thousands)

Net consideration (1)	$221,271

Carrying value of Alliance — December 31, 2012	146,945
Write-off Alliance goodwill	(30,844)
Write-off Alliance intangibles	(6,827)

Tangible book value of Alliance — December 31, 2012	109,274

Purchase premium	111,997

Fair value adjustments:
Loans and leases, net	311
Premises and equipment	3,786
Core deposit intangible	(6,161)
Investment management intangible	(7,000)
Deposits	780
Borrowings	4,927
Other assets and other liabilities, including deferred tax adjustments	3,585

Goodwill assumed	$112,225

Note (1)
Alliance common stock issued and outstanding as of December 31, 2012	4,782,185
NBT ownership in Alliance common stock	(39,693)

Alliance common shares to be exchanged for NBT common shares	4,742,492
Multiplied by exchange ratio	2.1779

NBT common shares to be issued	10,328,673

Closing price on March 8, 2013	$21.80
Fair value of NBT common shares to be issued (in $000’s)	225,165
Less: Alliance stock deferral plan shares in treasury stock	(3,894)

Net consideration	$221,271

6)	Represents the recognition of the fair value of the core deposit and investment management intangible assets of $6.2 million and $7.0 million, respectively. Core deposits exclude time deposits and selected other deposit accounts.
7)	Represents the purchase accounting adjustment to record the fair value of time deposits.
8)	Represents the estimated fair value adjustment to borrowings. Subsequent to the merger, NBT paid down $43.7 million in borrowings assumed from Alliance. This included the payment of the $3.7 million prepayment penalty related to the fair value adjustment. The remaining estimated fair value adjustment of $1.2 million will be accreted to interest expense using a level yield method over the estimated remaining life of the borrowings of 5 years.
9)	The net impact of the adjustments to stockholders’ equity is detailed in the table below:

(In thousands)

Fair value of NBT common shares to be issued	$225,165
Elimination of Alliance’s shareholders’ equity	(146,945)
Alliance stock deferral plan to treasury stock	(3,894)
NBT owned Alliance common shares to treasury	(1,885)
After tax integration expenses	(14,636)

Total stockholders’ equity adjustment	$57,805

10)	The loan fair value adjustment will be accreted into interest income utilizing a level yield method over the estimated life of the portfolio which is estimated to be a weighted average life of approximately 6 years.
11)	The fair value of the securities portfolio acquired from Alliance is more than amortized cost, representing a premium of $7.3 million. This premium to Alliance’s gross investment portfolio is the fair value on acquisition date. The premium will be amortized using an accelerated method over the estimated remaining life of the portfolio, which is estimated to be 5 years.
12)	The fair value adjustment of time deposits will be accreted into interest expense utilizing a level yield method over the estimated remaining life of 5 years.
13)	The fair value adjustment of borrowings will be accreted into interest expense utilizing a level yield method over the estimated remaining life of 5 years.
14)	Non-interest income does not represent revenue enhancement opportunities.
15)	Amortization of core deposit and investment management intangibles using an accelerated method over 10 and 15 years, respectively.
16)	The historical financial results of NBT and Alliance include merger and acquisition integration costs of $1.0 million and $3.4 million, respectively, for the year ended December 31, 2012. These expenses were comprised primarily of professional fees. These non-recurring expenses have been eliminated from the pro forma statements of operations.
17)	Non-interest expenses do not reflect anticipated cost savings.
18)	Reflects the tax impact of the pro forma merger adjustments at NBT’s statutory income tax rate of 39.615%. Certain merger and acquisition expenses are not deductible for income tax purposes.